                         NON-EMPLOYEE STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT (hereinafter called this "Agreement") made as of this 13th day of October, 2005 between PerfectData Corporation, a Delaware corporation (hereinafter called the "Corporation"), and Nicholas Glinsman
(hereinafter called the "Optionee").

     WHEREAS, in accordance with its Stock Option Plan of 2000 (hereinafter called the "Plan"), a copy of which has been delivered to the Optionee, the
Corporation desires, in connection with his or her services as a director of the
Corporation or a Subsidiary (as defined below), to provide the Optionee with an opportunity to acquire shares of the Corporation's Common Stock, par value $.01 per share (hereinafter called the "Common Stock"), on favorable terms and thereby increase his or her proprietary interest in the continued progress and success of the business of the Corporation;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Corporation and the Optionee hereby agree as follows:

     1. Confirmation of Grant of Option.

        In accordance with the Plan, the Administrator hereby irrevocably grants to the Optionee on October 13th, 2005 (the "Date of Grant") the right to purchase (hereinafter called the "Option") an aggregate of up to 250,000 shares of the Common Stock, subject to adjustment as provided in Section 8 hereof.

     2. Exercise Price. The Exercise Price of the shares of the Common Stock covered by the Option will be $1.60 per share (the "Exercise Price"), being the
Fair Market Value of a share of the Common Stock on the Date of Grant, subject to adjustment as provided in Section 8 hereof.

     3. Exercise of Option. Subject to earlier termination or cancellation as provided in this Agreement or the Plan, the Option may be exercised from time to time, in whole or in part, on or prior to October 13th , 2010 (the "Expiration
Date") and as to not more than the following number of shares originally subject thereto (after giving effort to any adjustment pursuant to Section 8 hereof and rounding any fraction to the nearest lower whole number): (a) 83,334 of the shares originally subject thereto at any time after the Date of Grant; (b)
83,333 of the shares originally subject thereto on the first anniversary of the
Date of Grant; (c) 83,333 of the shares originally subject thereto on the second anniversary of the Date of Grant.

     The Option may be exercised as provided in this Section 3 by notice and payment to the Corporation as provided in Sections 7, 11 and 12 hereof.

     4. Term and Rights as Shareholder. Subject to earlier termination or cancellation as provided in this Agreement or the Plan, the Option will be exercisable only (a) on or prior to the Expiration Date and (b) except as otherwise provided in Section 6 hereof, if the Optionee shall, at any time of exercise, be a director of the Corporation or of a subsidiary or any other

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corporation in which the Corporation owns, directly or indirectly, equity interests representing more than 50% of the voting power in such corporation
(each such corporation, a "Subsidiary). The holder of the Option will not have any right to dividends or any other rights of a shareholder with respect to a share of the Common Stock subject to the Option until such share shall have been issued to him or her following exercise of the Option. Such issuance shall be evidenced by the appropriate entry on the books of the duly authorized transfer agent of the Corporation, provided that the date of issue shall not be earlier than the Exercise Date (as hereinafter defined in Section 7(b) hereof) with respect to such share.

     5. Non-transferability of Option. The Option will not be transferable otherwise than by will or by the laws of descent and distribution, and the
Option may be exercised during the lifetime of the Optionee only by him or her or, in the case of the Optionee's certified incompetency, his or her duly authorized legal representative(s). More particularly, but without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as provided in the preceding sentence) or otherwise disposed of, or pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or other process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option attempted contrary to the provisions of this Agreement, or any levy of execution, attachment or other process attempted upon the Option, will be null and void and without effect. Any attempt to make any such assignment, transfer, pledge, hypothecation or other disposition of the Option or any attempt to make any such levy of execution, attachment or other process will cause the Option to terminate immediately upon the happening of any such event if the Administrator should, at any time, in its sole discretion, so elect by written notice to the
Optionee (or to the person then entitled to exercise the Option under the provisions of the

                                        3

Plan); provided, however, that any such termination of the Option under the foregoing provisions of this Section 5 will not prejudice any rights or remedies which the Corporation or any Subsidiary may have under this Agreement or otherwise.

     6. Exercise Upon Termination of Employment.

        (a) If the Optionee ceases to be a director of the Corporation or any
Subsidiary because of Cause (as hereinafter defined in subsection (e) of this
Section 6), the Option will forthwith terminate. If, however, the Optionee for any other reason (other than death, disability (as hereinafter defined in subsection (b) of this Section 6) or normal retirement) ceases to be a director, the Option may, subject to the provisions of Sections 5 and 9 hereof, be exercised, to the extent the Optionee would have been entitled under Section 3 hereof to exercise the Option on the date of the cessation of his or her directorship, at any time within 60 days after such cessation of his or her directorship, at the end of which period the Option will terminate unless terminated sooner as a result of the Expiration Date occurring prior thereto.

        (b) (i) If the reason for cessation of his or her directorship is disability (within the meaning of Section 22(e)(3) of the Code) or normal retirement, the Option may, subject to the provisions of Sections 5 and 9 hereof, be exercised, to the extent the Optionee would have been entitled under
Section 3 hereof to exercise the Option on the date of such cessation of his or her directorship, at any time within 12 months after such cessation of his or her directorships, at the end of which period the Option will terminate unless terminated sooner as a result of the Expiration Date occurring prior thereto.

            (ii) If the reason for cessation of directorship is disability
(not within the meaning of Section 22(e)(3) of the Code), the Option may, subject to the provisions of Sections 5 and 9 hereof, be exercised, to the extent the Optionee would have been entitled under

                                        4

Section 3 hereof to exercise the Option on the date of such cessation of directorship, at any time within six months after such cessation of directorship, at the end of which period the Option will terminate unless terminated sooner as a result of the Expiration Date occurring prior thereto.

                  (c) If the Optionee dies while he or she is a director the
Corporation or a Subsidiary or within the period after the termination of his or her directorship during which he or she is entitled to exercise the Option under the provisions of subsections (a) and (b) of this Section 6, the Option may, subject to the provisions of Sections 5 and 9 hereof, be exercised, to the extent the Optionee would have been entitled under Section 3 hereof to exercise the Option on the date of such cessation of directorship, by the estate of the
Optionee, or the duly appointed representative, or beneficiary who acquires the
Option by will or by the laws of descent and distribution, at any time within one year after the date of death, at the end of which period the Option will terminate unless terminated sooner as a result of the Expiration Date occurring prior thereto.

        (d) In no event set forth in this Section 6 may the Option be exercised after the Expiration Date.

        (e) The term "Cause" shall mean a conviction of a felony or for dishonesty, theft, disclosing trade secrets of the Corporation or any
Subsidiary, entering into competition, directly or indirectly, with the
Corporation or any Subsidiary while a director, or using the Corporation's or any Subsidiary's

                                        5

facilities or premises for the conduct of illegal or unlawful activities, transactions or business.

        (f) If the Corporation enters into an agreement providing for the sale of all, or substantially all, of the assets of the Corporation, or a merger, consolidation or reorganization in which the Corporation is not the surviving corporation, or the transfer of shares of the Corporation representing more than
50% of the total combined voting power of all shares in one or more transactions to a person or persons acting as a group for voting purposes, the Optionee shall have the right to exercise the Option in whole or in part as to such number of additional shares then subject to the Option and not then exercisable as the
Administrator may, in its sole discretion, permit on the effective date of such sale, merger, consolidation or reorganization or transfer.

         7. Method of Exercise of Option.

                  (a) Subject to the terms and conditions of this Agreement and the Plan, the Option will be exercisable by notice and payment to the
Corporation in accordance with the

                                        6

procedure prescribed herein. Each such notice, which may be in the form of
Exhibit A hereto, shall:

          (i) state the election to exercise the Option and the number of shares of the Common Stock in respect of which it is being exercised;

          (ii) be signed by the person or persons entitled to exercise the
     Option, including the address to which share certificates are to be delivered, and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Corporation, of the right of such person or persons to exercise the
     Option;

          (iii) be accompanied by payment in full of the purchase price for the shares of the Common Stock covered by the notice in the form of a check, bank draft or money order payable to the Corporation, or payment shall be made in any other manner permitted by the Plan and approved by the
     Administrator; and

          (iv) make such arrangements, if requested by the Corporation and in form and substance satisfactory to counsel to the Corporation, with respect to any applicable withholding tax requirements.

     (b) Upon receipt of a notice in accordance with subsection (a) of this
Section 7 (such date and time of receipt being herein called the "Exercise
Date"), the Option will be deemed to have been exercised with respect to such particular shares of the Common Stock if, and only if, the provisions of subsection (a) of this Section 7 and the provisions of

                                        7

Section 12 hereof shall have been complied with. Notwithstanding anything in this Agreement to the contrary, any notice of exercise given pursuant to the provisions of this Section 7 will be void and of no effect if all the provisions of subsection (a) of this Section 7 and the provisions of Section 12 shall not have been complied with. The certificate or certificates representing the shares of the Common Stock as to which the Option shall be exercised will be registered in the name of the person or persons exercising the Option and will be delivered, as soon as practicable after the Exercise Date, to the person or persons exercising the Option at the place specified in the notice of exercise of the Option, but only upon compliance with all of the provisions of this
Agreement.

     (c) In the event that the Optionee shall exercise the Option for less than the total number of shares of the Common Stock subject to the Option, this
Agreement shall be deemed automatically amended to reflect the reduced number of shares post-exercise, without the necessity of the Optionee surrendering this
Agreement for issuance of a new agreement reflecting the reduced number of shares then still subject to the Option. To evidence such amendment, the
Corporation shall deliver to the Optionee (or such other permissible person executing the Option) a notice in the form of Exhibit B hereto.

     8. Stock Dividend and Capital Changes.

     (a) In the event that the Corporation shall pay a stock dividend with respect to the Common Stock, the number of shares of the Common Stock subject to this Option shall be increased by the number of shares which would have been issuable to the holder if such holder had exercised the Option immediately prior to the record date related to the declaration and payment of such share dividend. The Exercise Price of the shares subject to the Option shall be appropriately adjusted as provided in subsection (d) of this Section 8.

                  (b) If the Corporation shall at any time subdivide its
outstanding Common Stock by recapitalization, reclassification or split-up thereof, the number of shares of the Common Stock subject to this Option immediately prior to such subdivision shall be

                                        8

proportionately increased and, if the Corporation shall at any time combine the outstanding Common Stock by recapitalization, reclassification of combination thereof, the number of shares of the Common Stock subject to this Option immediately prior to such combination shall be proportionately decreased. The adjustment to the Exercise Price pursuant to subsection (d) of this Section 8 and the adjustment to the number of shares shall become effective at the close of business on the record date for such subdivision or combination.

     (c) In case of any reclassification or capital reorganization of the outstanding shares of the Common Stock (other than a change covered by subsection (b) of this Section 8 which solely affects the par value of such shares of the Common Stock) or in the case of any merger or consolidation of the
Corporation with or into another corporation (other than a merger or consolidation in which the Corporation is the continuing corporation) or in the case of any sale or conveyance to another corporation of the property of the
Corporation as an entirety or substantially as an entirety in connection with which the Corporation is dissolved, the holder of this Option shall have the right thereafter (until the expiration of the right of exercise of the Option)
to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, by a holder of the number of shares of the
Common Stock obtainable upon the exercise of this Option immediately prior to such event. The provisions of this subsection (c) of this Section 8 shall similarly apply to successive reclassifications, capital reorganizations, mergers or consolidations, sales or other transfers.

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     Anything in the preceding paragraph to the contrary notwithstanding, if the other corporation does not agree to assume the Option or to substitute an equivalent option in the case of a merger or consolidation or a sale of assets, then the Option shall terminate upon the consummation of the merger, consolidation or sale of assets.

     (d) Whenever the number of shares of the Common Stock purchasable upon the exercise of the Option is adjusted, as provided in this Section 8, the Exercise
Price shall be adjusted (to the nearest one tenth of a cent) by multiplying such
Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of the Common Stock purchasable upon the exercise of the Option immediately prior to such adjustment and the denominator of which shall be the number of shares of the Common Stock so purchasable immediately thereafter.

     (e) Upon the occurrence of each event requiring an adjustment of the
Exercise Price and the number of shares of the Common Stock obtainable upon exercise of the Option in accordance with, and as required by, the terms of this
Section 8, the Corporation may employ a firm of certified public accountants
(which may be the regular accountants for the Corporation) which shall compute the adjusted Exercise Price and the adjusted number of shares of the Common
Stock purchasable at such adjusted Exercise Price by reason of such event in accordance with the provisions of this Section 8. The Corporation shall mail forthwith to the Optionee a copy of the certification containing such computation which shall be conclusive and shall be binding upon the Optionee and the Corporation.

     9. Obligations of Optionee. The Optionee will serve the Corporation or a
Subsidiary as an employee in good faith and use his or her best efforts to promote its interests. The employment shall be in such capacity or capacities and at such rate of compensation as the

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Corporation or such Subsidiary shall from time to time in its discretion determine. During his or her employment, the Optionee shall not render services for any organization, or engage directly or indirectly in any business, which is competitive with the Corporation. If the Optionee violates the provisions of this Section 9 without the express written consent of the Corporation or such
Subsidiary, the Option will thereupon terminate without prejudice to any rights or remedies which the Corporation or such Subsidiary may have against the
Optionee under this Agreement or otherwise.

     10. Registration.

     (a) The Optionee understands that the shares of the Common Stock subject to the Option and issuable upon the exercise thereof (the "Underlying Shares") have been registered under the Securities Act of 1933, as amended (the "Securities
Act"), in a Registration Statement on Form S-8; however, the Option has not been registered under the Securities Act on the Date of Grant nor will it ever be.
The Optionee represents that the Option is being acquired by him or her for investment for his or her account and not with a view to, or in connection with, the sale or other distribution thereof.

     (b) In the event that, at the Exercise Date, the Optionee is required by the Securities Act, if he or she desires to sell the Underlying Shares, to deliver a reoffer prospectus complying with Section 10(a) of the Securities Act, the certificate or certificates for the Underlying Shares shall bear the following legend:

     "The shares evidenced by this certificate have been registered on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act");
     however, the holder is required under the Securities Act to use a reoffer prospectus to resell the shares. Accordingly, the shares may not be sold or transferred unless there is delivered an opinion of counsel to the Company that either (1) there is in effect a current prospectus meeting the requirements of Section 10(a) of the Securities Act which is being or will be delivered to the purchaser or transferee

                                       11

     at or prior to the time of delivery of such shares for sale or transfer, or
     (2) such shares may be sold without violating Section 5 of the Securities
     Act."

     11. Notices. Each notice relating to this Agreement will be in writing and delivered in person or by registered or certified mail or by express courier service to the proper address. All notices to the Corporation shall be addressed to it at its principal office, now at 44 Victoria Street #801 Toronto, ON M5C
1Y2, attention of the Director, Corporate Administration (the Chief Financial
Officer if the Optionee is the Director, Corporate Administration). All notices to the Optionee or other person or persons then entitled to exercise the Option shall be addressed to the Optionee or such other person or persons at the address set forth below the Optionee's name following the Corporation's signature. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect given in accordance with this
Section 11.

     12. Approval of Counsel. The exercise of the Option and the issuance and delivery of the Underlying Shares pursuant thereto shall be subject to approval by the Corporation's counsel of all legal matters in connection therewith, including compliance with the requirements of the Securities Act, or corresponding provision of future law, and the Securities Exchange Act of 1934, as amended, or corresponding provision of future law, and the rules and regulations thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed or, if applicable, of The Nasdaq Stock
Market, Inc. In furtherance thereof, such counsel may request that the Optionee or other permissible person exercising the Option deliver such investment representation or other documents as such counsel deems necessary or appropriate.

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     13. Reservation of Shares. The Corporation shall at all times during the term of the Option reserve and keep available such number of shares of the class of stock then subject to the Option as will be sufficient to satisfy the requirements of this Agreement.

     14. Disputes. Any dispute or disagreement which arises under, or as a result of, or in any way relates to, the interpretation, construction or application of this Agreement will be resolved by the Administrator. Any such resolution made hereunder shall be final, binding and conclusive for all purposes upon all persons. In the event of a difference between the terms and conditions of this Agreement and those of the Plan, the terms and conditions of the Plan shall govern. Any capitalized term not defined herein shall have the meaning as defined in the Plan.

     15. Limitation of Action. The Optionee agrees that every right of action accruing to him or her and arising out of, or in connection with, this Agreement against the Corporation will, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

     16. Benefits of Agreement. This Agreement will inure to the benefit of, and be binding upon, each successor and assign of the Corporation. All obligations imposed upon the Optionee and all rights granted to the Corporation under this
Agreement will be binding upon the Optionee's heirs, legal representatives and successors.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day, month and year first above written.

                                 PERFECTDATA CORPORATION

                                 By: /s/ John Bush
                                    -------------------------
                                 Name:  John Bush
                                 Title: President & CEO

                                 OPTIONEE:

                                 /s/ Nicholas Glinsman
                                 -----------------------------
                                 Name: Nick Glinsman
                                 Address: Almeda Central 240
                                          Residental E1 Dorado
                                          Tremembe San Paulo
                                          Brazil
                                          CEP 12020

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                                    EXHIBIT A

                              ELECTION TO PURCHASE

To:  PerfectData Corporation:
     44 Victoria Street, 8th Floor
     Toronto, Ontario M5C 1Y2
     Attention:  Chief Executive Officer

     The undersigned hereby irrevocable elects to exercise the foregoing Option
to purchase     shares of the Common Stock issuable upon the exercise of the
Option and requests that a certificate for such shares shall be issued in the name of

--------------------------------------------------------------------------------
                                     (Name)

--------------------------------------------------------------------------------
                                    (Address)

--------------------------------------------------------------------------------
                        (Taxpayer Social Security Number)

and be delivered to
                   -------------------------------------------------------------
                                     (Name)

at
  ------------------------------------------------------------------------------
                                    (Address)

Dated:            ,

Name of holder of Option:

----------------------------------------------------------------------------
                                 (please print)

----------------------------------------------------------------------------
                                    (Address)

----------------------------------------------------------------------------
                                   (Signature)

Note: The above signature must correspond with the name as written upon the face of the Option in every particular, without alteration or enlargement or any change whatever.

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                                    EXHIBIT B

                          NOTICE AS TO PARTIAL EXERCISE
                                       BY

                              ---------------------

To:                                                   Date:
    -------------------------

    -------------------------

    -------------------------
            (Address)

     WHEREAS, you are the named Optionee in a Stock Option Agreement dated as of
October 13th 2005 to purchase          shares of the Common Stock and have
exercised the Option as to          shares;

     PLEASE TAKE NOTICE that the Stock Option Agreement is, by its terms, automatically amended so it now covers only shares.

                             PerfectData Corporation

                            By:
                               ------------------------------

                               ------------------------------
                              (Title)

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